EXHIBIT 21
                                                           PITTWAY CORPORATION
                                                             DECEMBER 31, 1997

                                                                     FORM 10-K

                                                                 Approximate
                                                                Percentage of
                                                 State or    Voting Securities
                                                 Country of       Owned by
Name of Company                                Incorporation  Immediate Parent

Pittway Corporation
  Ademco Distribution, Inc.                      Delaware            100
    ADI-Lenox Club, Inc.                         Delaware            100
  Ademconet, Inc.                                Delaware            100
    Radscan, Inc.                                Delaware            100
  Fire Burglary Instruments, Inc.                New York            100
  Ademco Security Group, Inc.                    California          100
  Ademco Communications Partners, Inc.           Delaware            100

  Fire-Lite Alarms, Inc.                         Connecticut         100
    Notifier Engineered Systems Company          Delaware            100

  MicroLite Corporation                          California          100

  Penton Publishing, Inc.                        Delaware            100
    Curtin & Pease/Peneco, Inc.                  Florida             100
    Penton Media, Ltd.                           England             100
      Independent Exhibitions Ltd.               England             100
  Chilpub, Inc.                                  Delaware            100

  Final Frontier Pittway I, Inc.                 Illinois            100
  Final Frontier Pittway II, Inc.                Illinois            100

  Pittway Corporation of Canada                  Canada              100
  Pittway Fire Safety, Inc.                      Delaware            100
  Ademco de Juarez, S.A. de C.V.                 Mexico              100
  ADI of Puerto Rico, Inc.                       Puerto Rico         100
  Ademco Italia S.p.A.                           Italy               100
  Ademco (Hong Kong) Limited                     Hong Kong           100
  Pittway Foreign Sales Corp.                    U.S. Virgin Islands 100
  Fire Control Instruments, Inc.                 Delaware            100



                                                           EXHIBIT 21 - cont'd
                                                           PITTWAY CORPORATION
                                                             DECEMBER 31, 1997

                                                                     FORM 10-K

                                                                 Approximate
                                                                Percentage of
                                                  State or   Voting Securities
                                                 Country of       Owned by
Name of Company                                Incorporation  Immediate Parent

Pittway Corporation (continued)

  Pittway International, Ltd.                       Delaware          100
    ADI de Mexico S.A. de C.V.                      Mexico            100
    Notifier de Mexico S.A. de C.V.                 Mexico            100
    System Sensor de Mexico S.A. de C.V.            Mexico            100
    Notifier Espana S.A.                            Spain             100
    Notifier (Benelux) S.A.                         Belgium           100
    Notifier Deutschland GmbH                       Germany           100
    Notifier, Ltd. (Singapore)                      Delaware          100
    System Sensor, Ltd.                             Delaware          100
      Xi'an System Sensor Electronics, Ltd.         China              55
    Pittway UK Limited                              England           100
      Notifier Limited                              England           100
      Morley Electronic Fire Systems Limited        England           100
      System Sensor Europe Limited                  England           100
      Ademco Microtech Limited                      England           100
        Pittway Australia Pty., Ltd.                Australia         100
        Ademco-Sontrix Espana, S.A.                 Spain             100
    Notifier Italia S.r.l.                          Italy             100
    Pittway Tecnologica S.p.A.                      Italy             100
    Ademco Security and Communications Group, B.V.  Netherlands       100
    Notifier Australia Pty., Ltd.                   Australia          60



Notes: All of the above subsidiaries are included in the Registrant's consolidated financial statements. Parent-subsidiary or affiliate relationships are shown by marginal indentation.